EXHIBIT 99.1

Contact at 214-432-2000 Michael R. Haack President and CEO D. Craig Kesler Executive Vice President & CFO Robert S. Stewart Executive Vice President

News For Immediate Release

EAGLE MATERIALS ANNOUNCES THE ACQUISITION OF MARTIN MARIETTA’S

CEMENT IMPORT BUSINESS IN NORTHERN CALIFORNIA

DALLAS, TX (May 3, 2023) Eagle Materials Inc. (NYSE: EXP) today announced it has completed the acquisition of Martin Marietta’s cement import and distribution business in Northern California, which includes its cement terminal in Stockton, California.

The acquisition is consistent with the company’s strategic intentions to extend and strengthen its distribution reach across its heartland US cement manufacturing system.

Commenting on the acquisition, Michael Haack, President and CEO, said, “Our Nevada Cement operations have long-standing customer relationships in Northern California and this acquisition will uniquely position us to better serve these and new customers with complementary imported product. Our entire cement system is currently ‘sold out’ and this acquisition will enable us to more actively participate in the strong US demand environment. Our experience as a cement importer elsewhere in the US is a transferrable expertise at Eagle and we expect a smooth ownership transition.”

About Eagle Materials Inc.

Eagle Materials Inc. manufactures and distributes Portland Cement, Gypsum Wallboard, Recycled Gypsum Paperboard, and Concrete and Aggregates from more than 70 facilities across the US. Eagle’s corporate headquarters is in Dallas, Texas.

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